UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2007 (September 7, 2007)

NATIONWIDE FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12785	31-1486870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Nationwide Plaza, Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 249-7111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

On September 7, 2007, Nationwide Financial Services, Inc. (NFS) entered into an accelerated share repurchase agreement (ASR) with UBS AG, London Branch (UBS). Under the ASR, NFS purchased 2,921,983 shares of its Class A common stock from UBS at a price per share of $52.19. This transaction is subject to a market price adjustment provision based on the volume weighted average market trading price during the term of the ASR. If NFS is obligated to UBS on any settlement date during the term of the agreement, NFS may elect to settle in cash or in shares of its Class A common stock. This ASR was entered into pursuant to NFS’ previously announced share repurchase program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE FINANCIAL SERVICES, INC. (Registrant)

Date: September 11, 2007	/s/ Timothy G. Frommeyer
Timothy G. Frommeyer Senior Vice President - Chief Financial Officer